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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------


                                    FORM 8-K


                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):           October 22, 1996
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                         COMPREHENSIVE CARE CORPORATION
               (Exact name of registrant as specified in Charter)


        DELAWARE                     0-5751                  95-2594724
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     (State or other               (Commission             (IRS Employer
     jurisdiction of               File Number)          Identification No.)
      incorporation)


1111 BAYSIDE DRIVE, SUITE 100, CORONA DEL MAR, CALIFORNIA         92625
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      (Address of principal executive offices)                  (zip code)


                                 (714) 222-2273
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              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS
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        The Company had previously reported that it filed a complaint on
October 30, 1992, in the United States District Court for the Eastern District of Missouri against RehabCare Corporation ("RehabCare") seeking damages for violations by RehabCare of the securities laws of the United States, for common law fraud and for breach of contract (Case No. 4:92CV002194 CAS). The case was tried before a jury commencing on February 21, 1995. On March 8, 1995, the jury returned its verdict awarding the Company $2,681,250 in damages, plus interest and the costs of the action against RehabCare for securities fraud and for breach of contract. RehabCare posted a bond and, on September 1, 1995, filed a notice of appeal with District Court indicating its intent to appeal the matter to the United States Court of Appeals.

        On October 22, 1996, the United States Court of Appeals for the Eighth Circuit reversed the judgement in favor of the Company and against RehabCare Corporation entered by the United States District Court following the jury's verdict in favor of the Company. The Company intends to seek a rehearing by the panel of the Eighth Circuit Court of Appeals that issued the decision.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            COMPREHENSIVE CARE CORPORATION
                                     (Registrant)



                            By: /s/ Kerri Ruppert
                               -------------------------------------------------
                                    Kerri Ruppert, Senior Vice President and
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

Dated: November 4, 1996




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